SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                             EXCHANGE ACT OF 1934

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    (as permitted by Rule 14a-6(e)(2))
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[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                       Technology Research Corporation
_______________________________________________________________________________
                (Name of Registrant as Specified In Its Charter)

_______________________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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          _____________________________________________________________________
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          filing fee is calculated and state how it was determined):
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                            TECHNOLOGY RESEARCH CORPORATION

                        Notice of Annual Meeting to Shareholders
                               to be held August 26, 1999


To the Shareholders of
TECHNOLOGY RESEARCH CORPORATION

     You are cordially invited to attend the Annual Meeting of Shareholders of Technology Research Corporation, a Florida corporation (the "Company"), which will be held on August 26, 1999, at 2:30 P.M. local time, at the Summit Conference Center, 13575 58th Street North (Rubin Icot Center, Ulmerton Road), Clearwater, Florida, for the following purposes:

     1. To elect seven members of the Board of Directors who will be elected to a one-year term of office.

     2. To ratify the selection by the Company's Board of Directors of KPMG LLP, Certified Public Accountants, as independent auditors of the Company for its fiscal year ending March 31, 2000.

     3. To consider and act upon the proposal submitted by the Heartland Advisors, Inc. to amend the Bylaws of the Company to provide for a mandatory retirement policy for all members of the Board of Directors at the age of 70.

     4. To consider and act upon any matters related to the foregoing purposes and to transact such other business as may properly be brought before the meeting and at any adjournments thereof.

     A Proxy Statement and Board of Directors Proxy are being mailed with this notice. You are invited to attend the meeting in person, but if you are unable to do so, the Board of Directors requests that you sign, date and return the proxy, as promptly as practicable, by means of the enclosed envelope. If you are present at the meeting and desire to vote in person, you may revoke the proxy, and if you receive more than one proxy (because of different addresses of stockholdings), please fill in and return each proxy to complete your representation.

                                  By order of the Board of Directors


                                  Robert S. Wiggins
                                  Chairman of the Board and
                                  Chief Executive Officer

Clearwater, Florida
July 16, 1999
Enclosures










                           TECHNOLOGY RESEARCH CORPORATION
                              5250 140th Avenue North
                             Clearwater, Florida 33760

                                  PROXY STATEMENT
                                        FOR
                           ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD AUGUST 26, 1999

I.  Solicitation and Revocation of Proxies

     This Proxy Statement and accompanying form of proxy are being mailed on or about July 16, 1999 in connection with the solicitation by the Board of Directors of Technology Research Corporation, a Florida corporation (the "Company") of proxies to be used at the Annual Meeting of Shareholders, to be held on August 26, 1999 at 2:30 P.M. local time, at the Summit Conference Center, 13575 58th Street North, Clearwater, Florida (Rubin Icot Center, Ulmerton Road) (the "Annual Meeting"), and at any and all adjournments thereof, for the purposes set forth in the accompanying notice of said meeting, dated July 16, 1999.

     As this solicitation is being made exclusively by the Board of Directors of the Company, any costs incurred in connection therewith will be borne by the Company. Brokerage houses and other nominees of record will be requested to forward all proxy solicitation material to the beneficial owners, and their expenses in such regard will also be paid by the Company. All proxies are being solicited by mail in the accompanying form, but further solicitation following the original mailing may be made by Board representatives or agents by telephone, telegraph or personal contact with certain shareholders.

     Execution of the enclosed proxy will not affect a shareholder's right to attend the meeting and vote in person. A shareholder giving a proxy may revoke it at any time before exercise, by either notifying the Secretary of the Company of its revocation, submitting a substitute proxy dated subsequent to the initial one or attending the Annual Meeting and voting in person.

     All properly executed proxy cards delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting in accordance with the directions given. If no specific instructions are given with regard to the matters to be voted upon, the shares represented by a signed proxy card will be voted FOR the election of the nominees listed below under the caption "Election of Directors", FOR the ratification of the appointment of KPMG LLP as the Company's independent accountants, AGAINST the proposal submitted by the Heartland Advisors, Inc. to amend the Bylaws of the Company to provide for a mandatory retirement policy for all members of the Board of Directors at the age of 70, and if any other matters properly come before the Annual Meeting, the persons named as Proxies will vote upon such matters according to their best judgment.

     A proxy card is enclosed for your use. YOU ARE SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS TO COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD IN THE ACCOMPANYING ENVELOPE.

     A copy of the 1999 Annual Report to Stockholders, which includes the Company's Form 10-K for the fiscal year ended March 31, 1999, has been mailed with this Proxy Statement to all Stockholders entitled to vote at the Annual Meeting.


                                       -1-
II.  Voting Securities and Principal Holders Thereof

     Only shareholders of record at the close of business on July 9, 1999 will be entitled to vote at the Annual Meeting. At the close of business on such record date, there were issued and outstanding 5,455,756 shares of the Company's common stock, $.51 par value per share (the "Common Stock"), each of which is entitled to one vote. There are no other classes of voting stock issued and outstanding. The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock of the Company is necessary to constitute a quorum at the Annual Meeting. The affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting is required to (i) elect directors, (ii) ratify the appointment of KPMG LLP as the Company's independent certified public accountants for the year ending March 31, 2000 and (iii) consider and act upon the proposal submitted by the Heartland Advisors, Inc. to amend the Bylaws of the Company to provide for a mandatory retirement policy for all members of the Board of Directors at the age of 70.

     The following table enumerates, as of July 9, 1999, the name, address, position with the Company, if any, and ownership, both by numerical holding and percentage interest, of the beneficial owners by (i) each person known to the Company as having beneficial ownership of more than five percent (5%) of the Company's equity securities, (ii) each Director, (iii) each "named executive officer" (as defined in Item 402(a) (3) of Regulation S-K under the Securities Exchange Act of 1934 (the "1934 Act") ("Named Executive Officer")), and (iv) all Directors and Executive Officers of the Company as a group:

Name, Position and Address                    Shares              Percentage
   of Beneficial Owner                   Beneficially Owned (1)     of Class
--------------------------               ------------------       ----------

Robert S. Wiggins,                             194,304                3.6%
Chairman of the Board,
Chief Executive Officer
and Director

Raymond H. Legatti, (2)                        141,172                2.6%
President and Director

Raymond B. Wood, (2)                           166,731                3.1%
Senior Vice President
and Director

Gerry Chastelet, (2)                             5,000                0.1%
Director

Russell Cleveland, (2)                         106,000                1.9%
Director

Edmund F. Murphy, Jr., (2)                      22,568                0.4%
Director

Martin L. Poad, (2)                              5,000                0.1%
Director





                                       -2-
Scott J. Loucks, (2)                             7,056                0.1%
Vice President and
Chief Financial Officer

All directors and officers (2)                 647,831               11.8%
as a group (8 persons)


Footnotes:

(1) For purposes of this table, a person or group of persons is deemed to be the "beneficial owner" of any shares that such person has the right to acquire within 60 days following July 9, 1999. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, any security that such person or persons has the right to acquire within 60 days following July 9, 1999 is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2) Includes the following shares subject to currently exercisable options held by Messrs. Chastelet (5,000), Cleveland (5,000), Murphy (18,334) and Poad (5,000).





































                                       -3-
III. Election of Directors

     A. Number and Composition of the Board of Directors. The By-Laws of the Company provide that its Board of Directors shall consist of not less than three members and may be composed of such higher number, as may be fixed from time to time by action of the Board of Directors or of the shareholders. The Board recommends that the exact number of directors not be determined by shareholder action, thus permitting the Board to increase or decrease the number of directors during the year and to fill any vacancy as it deems advisable to do so. The Board is currently comprised of seven members. All seven members of the Board of Directors will stand for election at the 1999 Annual Meeting.

     B. Meetings and Committees of the Board. The Board of Directors has not appointed a standing nominating committee. Nominees for election to the Board are selected by the incumbent board at a regular meeting thereof. With the exception of an Audit and Compensation Committee, no other standing Board Committee has been formed as of the present time. Each of the incumbent nominees for election to the Board, who have served for a full year, has attended at least 75% of the aggregate number of total meetings of the Board, and of total meetings of each committee of which he is a member, which have been held during the last year. During the Company's most recent fiscal year, ended March 31, 1999, the Board of Directors of the Company held five Board meetings. The Audit and Compensation Committees each held two meetings during the fiscal year. Messrs. Chastelet, Cleveland, Murphy and Poad are the members of the Audit and Compensation Committees.

         Audit Committee. The Audit Committee has the principal function of reviewing the adequacy of the Company's internal system of accounting controls, conferring with the independent auditors, recommending to the Board of Directors the appointment of independent auditors and considering other appropriate matters regarding the financial affairs of the Company.

         Compensation Committee. The Compensation Committee makes recommendations to the Board with respect to compensation and grants of stock options to management employees. In addition, the Compensation Committee administers plans and programs relating to benefits, incentives, stock options and compensation of the Company's Chief Executive Officer and other executive officers. Non-qualified stock options which are granted to the members of the Compensation Committee are recommended by the Chief Executive Officer and approved by the Board of Directors.

     C. Information Concerning Nominees. Unless authority is withheld as to the Board designated nominees, the shares represented by Board of Directors proxies properly executed and timely received will be voted for the election as Director of the nominees named below, individuals who presently serve as Directors of the Company. If such nominees cease to be a candidate for election for any reason, the proxy will be voted for a substitute nominee designated by the Board of Directors. The Board has no reason to believe the nominees will be unavailable to serve if elected. Board members owning shares of Common Stock intend to either be present and vote their shares in favor of the nominees listed below or give their proxy in support of such nominees. The nominees listed below, if elected, will serve a one-year term, expiring on the date of the annual meeting of shareholders in 2000. Certain information with respect to each nominee is hereafter set forth:




                                       -4-
                                                                  Year
Name                   Age      Position                      First Elected
----                   ---      --------                      -------------

Robert S. Wiggins       69      Director, Chairman of the          1988
                                Board, Chief Executive
                                Officer

Raymond H. Legatti      67      Director and President             1981

Raymond B. Wood         64      Director and Senior Vice           1981
                                President of Government
                                Operations and Marketing

Gerry Chastelet         52      Director                           1999

Russell Cleveland       60      Director                           1999

Edmund F. Murphy, Jr.   70      Director                           1988

Martin L. Poad          59      Director                           1998



     ROBERT S. WIGGINS, has been Chairman of the Board, Chief Executive officer and Director of the Company since March 1988. From 1974 to 1987, he was Chairman, Chief Executive Officer and President of Paradyne Corporation, Largo, Florida, a data communications company. Mr. Wiggins served as a consultant for Paradyne from 1987 to March 1988. In addition, he spent three years with GTE Information Systems Division as a Vice President and 13 years in various sales and product development managerial positions with IBM Corporation.

     RAYMOND H. LEGATTI, a founder of the Company, has been President of the Company and a member of the Board since its founding in 1981. From 1980 to 1981, he served as Corporate Director of Electronic Activity for Square D Company, whose offices are located in Palatine, Illinois. From 1978 to 1980, he served as Manager of Square D operations in Clearwater, Florida. From 1975 to 1978, he served as President of Electromagnetic Industries, Inc., a subsidiary of Square D Company. During the prior 20 years, he was Vice President of Engineering, Director and General Manager of the Electronics Division of Electromagnetic Industries, Inc. which was acquired by Square D Company in 1974. He has served on the Board of Directors of the Building Equipment Division of the National Electrical Manufacturers Association ("NEMA") and was the Technical Representative for NEMA on the National Fire Prevention Association's Committee for Standards for Anesthetizing Locations. He has served as Chairman of the Ground Fault and Health Care sections of NEMA. Mr. Legatti was appointed as Technical Advisor to the United States National Committee of the International Electrotechnical Commission ("IEC") (which establishes International Electrical Standards) SC23E for GFCI technology and also is Chairman of the U.S. Technical advisory groups for IEC SC23E/WG2 and WG7, and serves as the expert delegate on several IEC committees representing the USA. Mr. Legatti is also Chairman of IEC 23E/WG7 Committee for Protective Devices for Battery Powered Vehicles. Mr. Legatti serves on the NEMA Electric Vehicle Council; is a NEMA representative on the Electric Power Research Institute ("EPRI"); is on the Electric Vehicle Infrastructure Working Council ("IWC"); is on Health and Safety and Personnel Protection Committees; serves as


                                       -5-
a liaison representative between the IWC and the IEC; is a Member of the Task Group for the U. S. Consumer Products Safety Commission Home Electrical Systems Fire Project; is a Member of the Society of Automotive Engineers; and is a Fellow of the Institution of Incorporated Executive Engineers. Mr. Legatti also serves on the Underwriters Laboratories Advisory Committee. Mr. Legatti, English-born and educated, has acquired extensive management experience and expertise in the areas of electrical control and measurement in various environments. His 25 separate United States patents are applied in products in wide use in military engine generator systems, hospital insulated electrical systems, and in electrical safety products that prevent fires and protect against electrocution and electrical shock.

     RAYMOND B. WOOD, a founder of the Company, has been a Director, Senior Vice President of Government Operations and Marketing of the Company since its inception in 1981. From 1974 to 1981, he was Manager of Engine Generator Component Marketing for Square D Company. He was employed by Electromagnetic Industries, Inc. for 20 years prior to its acquisition by Square D Company. During this time, he held the position of General Manager of Electromagnetic Industries of Georgia Inc., the systems manufacturing plant for military products such as diesel generating systems, generators, controls, semi-trailers, etc. Previous assignments were Project and Design Engineer for military products produced by the Electromagnetic Industries Inc. Mr. Wood is a charter member of the industries association, Electrical Generating Systems Association ("EGSA"), has served on their Board of Directors and has been the Chairman of the Government Liaison Committee for the last 25 years. Mr. Wood is also a member of the U.S. Naval Institute. For over 40 years, he has been involved in design, manufacture and qualification conformance evaluation for listing by D.O.D., marketing and product application concerning control and measurement of electric power for Mobile Ground Power Military Engine Generator Systems, and electrical power controls for Naval Shipboard and Military Armored Tracked Vehicle application. During such period, Mr. Wood has had extensive contact with the military procurement, contract administration, engineering and test qualifying locations, as well as with the government prime contractors to the Department of Defense. Mr. Wood has served on numerous Ad-Hoc committees for military engine generator specification review requirements and is frequently consulted for solutions to problems encountered with military engine generator systems by both the military and prime contractors to the Department of Defense.

GERRY CHASTELET, was appointed to membership on the Board of Directors by action of the incumbent Board taken as of March 31, 1999 as part of the expansion of the Company's Board membership. Mr. Chastelet is President, Chief Executive Officer and a Director of Digital Lightwave, Inc., a leading provider of optical network test and management products. Mr. Chastelet is also currently a director of Waverider Communications, Inc. From December 1995 to October 1998, Mr. Chastelet was President, Chief Executive Officer and a Director of Wandel & Goltermann Technologies, Inc., a $60 million global supplier of communications test and measurement equipment. Prior to joining Wandel & Goltermann, Mr. Chastelet was Vice President of Sales, Marketing and Service - Americas and Asia Pacific for Network Systems Corporation. He also held senior management positions with Gandalf Systems Corporation and Paradyne Corporation. He spent 15 years with the IBM Corporation in various sales, service, marketing and management positions. Mr. Chastelet has a degree in Electronic Engineering from Devry Institute of Technology and is a graduate of the University of Toronto Executive MBA Program.




                                       -6-
RUSSELL CLEVELAND, was appointed to membership on the Board of Directors by action of the incumbent Board taken as of March 31, 1999 as part of the expansion of the Company's Board membership. Mr. Cleveland is the principal founder and majority shareholder of Renaissance Capital Group, Inc., a company that provides capital to emerging publicly owned companies. Mr. Cleveland is a graduate of the University of Pennsylvania, Wharton School of Finance and Commerce. He is a Charted Financial Analyst who has specialized in investing in emerging growth companies for over 35 years. He has served as President of the Dallas Association of Investment Analysts and his background includes executive positions with regional brokerage firms. He was a contributing editor of Texas Business Magazine and is a co-author of the book, "Money
Grows in Texas" and has been quoted in a number of national publications.
Mr. Cleveland currently serves as President of the Managing General Partner of Renaissance Capital Partners, Ltd., President and Director of Renaissance Capital Growth & Income Fund III, Inc. (NASDAQ), and a Director of Renaissance US Growth and Income Trust PLC, which is traded on the London exchange.
Mr. Cleveland also currently serves as a Director of Danzer Corporation, Feminique, Inc., Tutogen Medical, Inc., Bentley Pharmaceuticals, Inc. and
Benz Energy, Ltd.

     EDMUND F. MURPHY, JR., was appointed to membership on the Board of Directors by action of the incumbent Board taken as of May 10, 1988. Since 1981, Mr. Murphy has functioned as the sole owner and Chief Executive of Murphy Management Consultants, Inc., a Belleair, Florida based consulting firm providing advice to emerging companies, particularly those engaged in the manufacture and distribution of a proprietary product base. For the preceding eight years he served as Senior Vice President of International Marketing for Paradyne Corporation, a Largo, Florida based, publicly held distributor of data communications equipment.

     MARTIN L. POAD, was appointed to membership on the Board of Director by action of the incumbent Board taken as of November 19, 1998. Mr. Poad is the founder, Chairman and Chief Executive Officer of Interlink Communication Systems, Inc.(ICS), a value-added distribution company for data communications equipment and internetworking products. Mr. Poad has significant expertise in using the Internet for market development and on-line commerce. ICS has one of the most complete web sites on the Internet. Prior to founding ICS, Mr. Poad had been with the IBM Corporation for 19 years in various sales and senior management positions. He held a number of senior management positions with Paradyne Corporation and AT&T Paradyne, including Vice President of Distribution. Mr. Poad is a graduate of Carnegie-Mellon University, majoring in industrial management with a minor in mechanical engineering.


IV.  Executive officers of the Registrant

Name                         Age         Position
----                         ---         --------
Robert S. Wiggins             69         Chief Executive Officer,
                                         Chairman of the Board

Raymond H. Legatti            67         President

Raymond B. Wood               64         Senior Vice President of Government
                                         Operations and Marketing

Scott J. Loucks               37         Vice President of Finance,
                                         Chief Financial Officer

                                       -7-
ROBERT S. WIGGINS, has served as Chairman of the Board, Chief Executive Officer and Director since March 1988. Additional biographical data on Mr. Wiggins may be found in Section III above.

RAYMOND H. LEGATTI, served as the Company's President since the Company's inception in 1981. Additional biographical data on Mr. Legatti may be found in Section III above.

RAYMOND B. WOOD, has served as the Senior Vice President of Government Operations and Marketing since the Company's inception in 1981. Additional biographical data on Mr. Wood may be found in Section III above.

SCOTT J. LOUCKS, has served the Company in various capacities since March of 1985. Mr. Loucks performed the duties of Information Technology Manager for 4 years, of Controller for 8 years and of Vice President of Finance and Chief Financial Officer since August 22, 1996. Mr. Loucks has a Bachelor of Science Degree in computer science and a Minor Degree in mathematics from Florida State University.


V.   Ratification of Selection of Independent Auditors

     The Company's Board of Directors has selected the independent certified public accounting firm of KPMG LLP to perform audit and related functions with respect to the Company's accounts for its fiscal year ending March 31, 2000. This is the sixteenth year that the firm has been selected to perform these services for the Company.

     The Board recommends ratification of its selection of KPMG LLP as the Company's auditors. Should its selection be ratified, the Board reserves the right to discharge and replace such firm of auditors without further shareholder approval if it deems such a change to be in the best interests of the Company.

     One or more representatives of KPMG LLP will be in attendance at the forthcoming annual shareholder meeting to respond to any appropriate questions which may be raised by shareholders and to make any statement which they may care to address to the attending shareholders.


VI.  Mandatory Retirement Proposal

     The Company is not responsible for the following proposal and supporting statement or the contents therein.

     On March 9, 1999, Heartland Advisors, Inc., located at 790 North
Milwaukee Street, Milwaukee, WI 53202, submitted an affidavit and Schedule 13G in support of their beneficial ownership in the Company's common stock of 500,000 shares or approximately 9%, and pursuant to Rule 14a-8(a) submitted the following proposal for consideration at the Company's 1999 Annual Meeting of
Shareholders:

               Mandatory Retirement for Director Nominees at Age 70
               ----------------------------------------------------

          RESOLVED, that the Bylaws of the Company be amended to provide for a mandatory retirement policy for all members of the Board at age 70, and further provide that if such policy is not adopted by the next regularly

                                       -8-
     scheduled annual meeting of stockholders, the Company shall adopt, commencing with directors to be elected at the 2000 annual meeting, that the mandatory retirement age for all nominees of the Board of Directors is set at age 70 and no person shall be deemed qualified for nomination as a director whose term of office as a director shall extend past his or her 70th birthday.

                               SUPPORTING STATEMENT
                               --------------------

          Certain members of the Company's Board of Directors, including the Chairman, may, if permitted, remain entrenched in their director positions even though they may no longer be capable of approaching their responsibilities with the vigor and flexible outlook demanded of an effective Board member. In addition, the extended entrenchment of the Board members makes it more difficult to introduce new members, with fresh ideas and innovations to the Board of Directors. The imposition of a maximum age limit on nominees for election as Company directors will not only reduce the possibility that a director's age will adversely affect his or her ability to serve the Company, but will also facilitate periodic changes in the composition of the Board that will help to bring new ideas and approaches to bear on Company issues.

          This proposal is designed to provide that vigorous, energetic and innovative personnel can be brought into director positions and similar proposals have been previously adopted by numerous public corporations.

          Accordingly, Heartland Advisors Inc. requests, "Please vote "FOR" this proposal."


               STATEMENT IN OPPOSITION TO THE SHAREHOLDER PROPOSAL
               ---------------------------------------------------

          The Company believes that having a superior Board is imperative at all times, but is particularly essential during more difficult times, when Board experience can provide the stability and know-how to allow the Company to develop and carry out its complex strategic plans. Prohibiting an eminently qualified person from serving as a Director for the sole reason the he or she has attained the age of 70 is as counterproductive as any other broad objective limitation on management personnel. As the United States government and various state governments have recognized in the passage of multiple laws prohibiting age-related discrimination, the establishment of an arbitrary mandatory retirement age is not supported by science or by common experience. It is the Company's position that the passage of the amendment to the Company's Bylaws would be a disservice to both the Company and to its stockholders, because such a policy ignores the experiences, qualifications, abilities, and expertise of individual Directors. Additionally, the process whereby the most qualified persons are nominated to serve on the Company's Board of Directors, and then are elected or not elected as Directors by the stockholders of the Company is at the heart of democratic corporate government. It is the stockholders, by and through this democratic process, who should determine the composition of the Company's Board. The Board of Directors has recently expanded the Board from a five member Board to a seven member Board. The Board has appointed an outside Director to fill one Board vacancy and has nominated two new outside Directors to fill the new Board positions.


                                       -9-
     Assuming these Directors are elected by the stockholders of the Company at the annual meeting, the new Board of Directors will be comprised of four outside Directors and three inside Directors. It is this freedom in nomination and election that is the best way to assure that the Company is managed by a first-rate Board and not through the implementation of a mandatory retirement policy for Directors who have reached the age of 70.

          Finally, the Company's legal counsel has advised it that under certain conditions Directors are protected under the discrimination laws from age discrimination. Based on this research, the Company is concerned that implementation of the proposed amendment may violate age discrimination laws at both the state and federal level and potentially expose it to civil liability and to actions by state and federal enforcement agencies.

          Accordingly, the Board recommends a vote "AGAINST" this proposal.


VII. Executive Compensation

     The tables that follow set forth for the years ended March 31, 1997, 1998 and 1999 all compensation paid to the Company's Chairman of the Board and Chief Executive Officer and each of the other four most highly compensated executive officers of the Company whose compensation exceeds $100,000, of which the Company had two. These tables include a Summary Compensation Table, Option Grants and Aggregated Option Exercises and Option Values table.

     A.  Summary Compensation Table

                                                   Long-Term
                                Annual            Compensation (2)
                             Compensation (1)        Awards
                             ------------            ------
Name and Principal                                   Stock        All Other
Position              Year     Salary($)    Bonus   Options (#) Compensation($)
------------------    ----     ---------    -----   ----------- ---------------

Robert S. Wiggins     1999     225,000        -0-       -0-            300 (3)
Chairman of the       1998     225,000        -0-       -0-            300 (3)
Board and CEO         1997     225,000        -0-       -0-            300 (3)

Raymond H. Legatti    1999     112,925        -0-       -0-            300 (3)
President             1998     108,900        -0-       -0-            300 (3)
                      1997     108,900        -0-     2,500            300 (3)

Raymond B. Wood       1999     100,352        -0-       -0-            300 (3)
Senior Vice President 1998      92,136      10,000      -0-            300 (3)
                      1997      92,136        -0-     2,500            300 (3)


(1) The column for "Other Annual Compensation" has been omitted because there is no compensation required to be reported in such column. The aggregate amount of perquisites and other personal benefits provided to each of the Company's Chairman of the Board and other named executives did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus of such officer.



                                       -10-
(2) The columns "Restricted Stock Award" and "LTIP Payouts" have been deleted because the Company does not currently offer either type of awards.

(3) The amount indicated consists of a matching contributions made by the Company to its 401(k) Profit Sharing Plan.


     B.  Stock Option Grants

     No stock options were granted to the Company's Chairman of the Board or the other named executives of the Company during the fiscal year ended March 31, 1999, except for those options that were canceled and re-issued for the same number of shares at the market price on November 19, 1998.


     C.  Aggregated Option Exercised

     The following table discloses, for the Company's Chairman of the Board and the other named executives, the number of options exercised, the number of unexercised options, and the value of those unexercised options for the fiscal year ended March 31, 1999.

                 Aggregated Option Exercises in Fiscal Year Ended
                 March 31, 1999 and Fiscal Year-End Option Values

                                                                 Value of
                                                                 Unexercised
                                                 Number of       In-the-
                                                 Unexercised     Money
                                                 Options at      Options at
                                                 Fiscal Year-    Fiscal Year-
                                                 End (#)         End ($) (2)
                     Shares
                   Acquired on      Value        Exercisable/    Exercisable/
      Name         Exercise(#)    Realized($)(1) Unexercisable   Unexercisable
      ----         -----------    -----------    -------------   -------------

Robert S. Wiggins    32,144         (1,339)        -0-/8,334        -0-/-0- (3)

Raymond H. Legatti   35,538         (8,849)        -0-/11,700       -0-/-0- (3)

Raymond B. Wood      45,072        (11,223)        -0-/11,700       -0-/-0- (3)


(1) An individual option holder, upon exercise of an option, does not receive cash equal to the amount set forth in the Value Realized column of this table. The amount set forth above reflects the increase in the price of the Company's Common Stock from the date of grant to the price of the Company's Common Stock on the option exercise date (i.e. $1.125 per share on March 31, 1999), multiplied by the applicable number of options. No cash is realized until the shares received upon exercise of an option are sold.

(2) Options are "in-the-money" at the fiscal year end if the fair market value of the underlying securities on such date exceeds the exercise price of the option.

(3) These amounts represent the difference between the exercise price of such stock options and the closing price of the Company's stock on March 31, 1999.

                                       -11-
     D.  Director Compensation

     Although from time to time the Company has granted non-qualified stock options and, in some instances, incentive stock options to certain Directors, no cash compensation or fees for attending meetings of the Board are paid to Directors.


VIII. Proposals of Security Holders

     Proposals of Security Holders intended to be presented at the Annual Meeting of Shareholders of the Company to be held in August 2000, in order to be included in the Company's proxy statement and form of proxy relating to such meeting, must be received by the Company, at its executive offices, not later than March 19, 2000. Shareholders who intend to present a proposal at the 2000 Annual Meeting of shareholders without inclusion of such proposal in the Company's proxy materials are required to provide notice of such proposal to the Company no later than June 1, 2000.


IX. Vote Required

     A bare majority (2,727,878 shares) of the Company's outstanding common capital stock will be necessary to constitute a quorum for the transaction of business at the annual meeting, and each issue to be presented to the shareholders for action will require the vote of a majority of the shares represented at the meeting, either in person or by valid proxy. Members of the Board of Directors currently are deemed to beneficially own 647,831 of the Company's 5,455,756 shares of outstanding common stock, (11.8%), which will be voted FOR the Board's nominees for the Board of Directors and approval of other actions recommended in this proxy.


X.   Compliance with Section 16(a) of The Exchange Act

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that the Company's officers and directors, and persons who own more than ten per cent of a registered class of the Company's Common Stock, file initial statements of beneficial ownership (Form 3), and statements of changes in beneficial ownership (Forms 4 or 5), of Common Stock and other equity securities of the Company with the Securities and Exchange Commission ("SEC"). Officers, directors and greater than ten per cent shareholders are required by SEC regulations to furnish the Company with copies of all such forms they file.

     To the best of the Company's knowledge and belief, based solely on its review of the copies of such forms received that include written representations from certain reporting persons that no additional forms were required to be filed by such persons, the Company believes that all filing requirements applicable to its officers, directors and greater than ten per cent beneficial owners were complied with during the recent fiscal year, except with respect to two Form 4 filings of Mr. Murphy, Jr. which were late. Specifically, on each of the dates, September 28, 1998 and October 23, 1998, Mr. Murphy sold 1,000 shares of the Company's common stock which were recorded on Form 4 filings on October 28, 1998 and November 16, 1998, respectively.





                                       -12-
XI.  Other Matters

     The management has no information that any other matter will be brought before the Annual Meeting. If, however, other matters are presented, it is the intention of the persons named in the accompanying form of proxy to vote the proxy in accordance with their best judgment, discretionary authority to do so being included in the proxy.


XII.  Requests for Copies of Form 10-K

THE COMPANY WILL MAIL, WITHOUT CHARGE, TO ANY SHAREHOLDER OF RECORD OF COMMON STOCK AS OF JULY 9, 1999, AND UPON WRITTEN REQUEST, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING CONSOLIDATED FINANCIAL STATEMENTS, SCHEDULES, AND LISTS DESCRIBING ALL EXHIBITS THERETO. REQUESTS SHOULD BE ADDRESSED TO:

                     TECHNOLOGY RESEARCH CORPORATION
                     5250 140th AVENUE NORTH
                     CLEARWATER, FLORIDA 33760
                     ATTENTION: SCOTT J. LOUCKS

SUCH INFORMATION SHALL ALSO BE MAILED TO ANY REQUESTING INDIVIDUAL NOT A SHAREHOLDER OF RECORD WHO REPRESENTS IN WRITING THAT HE IS A BENEFICIAL OWNER OF THE CORPORATION'S COMMON STOCK AS OF JULY 9, 1999.

A COPY OF THE COMPANY'S PUBLIC FILINGS, INCLUDING 10-Ks, 10-Qs AND PROXIES, CAN ALSO BE SECURED FROM THE SECURITIES AND EXCHANGE COMMISSION'S "EDGAR" SYSTEM.































                                       -13-
                            TECHNOLOGY RESEARCH CORPORATION

                               APPENDIX A - PROXY CARD

           PROXY FOR ANNUAL MEETING OF SHAREHOLDERS-TO BE HELD AUGUST 26, 1999
               THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


Each of the undersigned, as the owner(s) as of July 9, 1999 of common stock of Technology Research Corporation, a Florida corporation(the "Company") hereby appoints Robert S. Wiggins, Chairman of the Board and Scott J. Loucks, Chief Financial Officer, and each of them, jointly and severally, as attorney-in-fact and proxy, each with full power of substitution for the limited purpose of voting all shares of the common stock owned by the undersigned at the Annual Meeting of Shareholders of the Company to be held at the Summit Conference Center, 13575 58th Street, North, Clearwater, Florida(Rubin Icot Center, Ulmerton Road) at 2:30 P.M., local time, August 26, 1999, and at any adjournments thereof, but only in accordance with the following instructions:


If you are unable to attend the meeting personally, the Board of Directors requests that you complete and mail the proxy to insure adequate shareholder representations at the Meeting. As this proxy is being solicited by the Board of Directors, you are encouraged to contact any member of the incumbent Board if you have any question concerning this proxy or the matters referenced herein.
                               (Continued on reverse side)

1.  Election of Directors  Nominees: Robert S. Wiggins, Raymond H. Legatti,  2.  Approval of KPMG LLP, Certified
                                     Raymond B. Wood, Gerry Chastelet,           Public Accountants, as independent
                                     Russell Cleveland, Edmund F. Murphy, Jr.,   auditors of the company for operating
    FOR all           WITHHOLD       Martin L. Poad                              year ending March 31, 2000
nominees listed       AUTHORITY
to the right       to vote for all   (Instruction:  To withhold authority to vote
(except as marked  nominees listed   for any individual nominee listed above,
to the contrary)     to the right    strike a line through the nominee's name          FOR     AGAINST   ABSTAIN

      ___               ___                                                            ___       ___       ___


3.  Mandatory Retirement for Director   4.  In accordance with their best   This proxy, when properly executed, will
    Nominees at Age 70.                     judgment on any other matter    be voted in the manner directed herein by
                                            that may properly be voted      the undersigned shareholder(s).  If none
    FOR     AGAINST   ABSTAIN               upon at the meeting.            of the choices specified in any of the
                                                                            Proposals 1, 2 or 3 shall be marked, the
    ___       ___       ___                                                 named proxy is authorized and directed to
                                                                            vote as described therein and in
                                                                            accordance with that certain Proxy
                                                                            Statement dated July 16, 1999


                                                                            Dated: _____________________________, 1999

                                                                            __________________________________________
                                                                                           (Signature)

                                                                            __________________________________________
                                                                                         (Printed Name)


                                                                            If signing in a fiduciary or representative
                                                                            capacity, please give full title as such.
                                                                            If signing as a corporate officer, please
                                                                            give your title and full name of the
                                                                            corporation; or if ownership is in more
                                                                            than one name, each additional owner should
                                                                            sign.
                                                                            PLEASE MARK, SIGN, DATE AND RETURN THIS
                                                                            PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.
